Exhibit 23.2


                      Consent of Pender Newkirk and Company
                              Independent Auditors



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report January 25, 2002, except for the third paragraph of Note 12(c) and Note 19 for which the date is February 28, 2002 relating to the consolidated financial statements which appears in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Pender Newkirk & Company

Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
September 20, 2002